Spark Networks(R) Reports Second Quarter 2010 Financial Results

BEVERLY HILLS, CA -- (Marketwire - August 12, 2010) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the second quarter ended June 30, 2010.

                                      Q2 2010         Q2 2009
                                  --------------  --------------
Revenue                           $ 10.3 Million  $ 11.2 Million
Contribution Margin                           75%             73%
Net Income                        $  0.9 Million  $  1.9 Million
Net Income Per Share              $         0.04  $         0.09

"Average paying subscribers(1) were down sequentially this quarter following three consecutive quarters of growth. We have experienced this second quarter seasonal behavior over the past three years; however, our ARPU(2) has stabilized after nine quarters of sequential decline," said Adam Berger, Spark's Chairman and CEO. "While we remain committed to finding opportunities to grow both subscribers and ARPU, we continue to reduce cash operating costs, despite incurring expenses associated with our Special Committee."

Financial Results

Revenue for the second quarter of 2010 was $10.3 million, a decrease of 8% compared to $11.2 million for the second quarter 2009, and a decrease of 2% compared to $10.5 million in the prior quarter. Revenue for the first six months of 2010 was $20.8 million, an 11% decrease compared to $23.3 million for the same period last year.

Contribution(3) for the second quarter of 2010 was $7.7 million, a decrease of 7% compared to $8.3 million for the second quarter of 2009, and a 6% decrease compared to $8.1 million in the prior quarter. Contribution for the first six months of 2010 was $15.8 million, a 9% decrease compared to $17.4 million for the same period last year.

Total cost and expenses for the second quarter of 2010 were $8.6 million, an 8% decrease compared to $9.3 million in the second quarter of 2009, and a 5% decrease compared to $9.0 million in the prior quarter. Total cost and expenses for the first six months of 2010 were $17.6 million, a 13% decrease compared to $20.1 million for the same period last year.

Net income for the second quarter of 2010 was $923,000, or $0.04 per share, compared to $1.9 million, or $0.09 per share, for the second quarter of 2009 and $929,000 or $0.05 per share for the prior quarter. In the second quarter of 2009, the Company recorded income of approximately $1.7 million related to the possession of certain real property pursuant to a legal judgment. Net income for the first six months of 2010 was $1.9 million, or $0.09 per share, compared to $2.2 million or $0.11 per share for the first six months of 2009.

Adjusted EBITDA(4) for the second quarter of 2010 was $2.3 million, a decrease of 9% compared to $2.6 million for the second quarter of 2009, and a decrease of 14% compared to $2.7 million in the prior quarter. Adjusted EBITDA for the first six months of 2010 was $5.0 million, a 6% decrease compared to $5.4 million for the same period last year.

Average paying subscribers for the Company, as a whole, in the second quarter of 2010 were 160,239, a decrease of 2% compared to 163,217 for the second quarter of 2009 and a 6% decrease compared to 169,833 for the prior quarter. Average paying subscribers for the first six months of 2010 were 165,037 compared to 165,610 for the same period last year.

Segment Reporting(5)

Second quarter 2010 revenue for Jewish Networks was $6.7 million, a decrease of 6% compared to $7.1 million for the second quarter of 2009 and the prior quarter. Jewish Networks revenue for the first six months of 2010 was $13.7 million, a 6% decrease compared to $14.6 million for the same period last year.

Second quarter 2010 revenue for Other Affinity Networks was $2.8 million, a decrease of 16% compared to $3.3 million for the second quarter of 2009, and a decrease of 7% compared to $3.0 million in the prior quarter. Other Affinity Networks revenue for the first six months of 2010 was $5.8 million, a 13% decrease compared to $6.6 million for the same period last year.

Second quarter 2010 revenue for General Market Networks was $298,000, a decrease of 57% compared to $701,000 for the second quarter of 2009, and a 19% decrease compared to $370,000 in the prior quarter. General Market Networks revenue for the first six months of 2010 was $668,000, a 59% decrease compared to $1.6 million for the same period last year.

Second quarter 2010 revenue for Offline & Other Businesses was $549,000, an increase of 221% compared to $171,000 for the second quarter of 2009, and a 386% increase compared to $113,000 in the prior quarter. The higher revenue reflects a large travel offering in the second quarter of 2010, and the absence of a comparable offering in the second quarter of 2009 and the prior quarter. Offline & Other Businesses revenue for the first six months of 2010 was $662,000, a 73% increase compared to $383,000 for the same period last year.

Average paying subscribers for Jewish Networks were 89,055 during the second quarter of 2010, an increase of 8% compared to 82,769 for the second quarter of 2009, and a 4% decrease compared to 93,235 for the prior quarter. Jewish Networks average paying subscribers for the first six months of 2010 were 91,145, a 9% increase compared to 83,706 for the same period last year.

Average paying subscribers for Other Affinity Networks were 64,083 during the second quarter of 2010, a decrease of 2% compared to 65,409 for the second quarter of 2009 and a 6% decrease compared to 68,124 for the prior quarter. Other Affinity Networks average paying subscribers for the first six months of 2010 were 66,104, a 2% increase compared to 64,901 for the same period last year.

Average paying subscribers for General Market Networks were 6,434 during the second quarter of 2010, a decrease of 54% compared to 14,022 for the second quarter of 2009, and an 18% decrease compared to 7,813 for the prior quarter. General Market Networks average paying subscribers for the first six months of 2010 were 7,124, a 55% decrease compared to 15,916 for the same period last year.

Balance Sheet, Cash, Debt

As of June 30, 2010, the Company had cash and cash equivalents of $9.7 million compared to $6.2 million at December 31, 2009. As of June 30, 2010, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                  Spark Networks Q2 '10 Financial Results
Toll-Free (United States):   1-888-215-6895
International:               1-913-312-0651
Passcode:                    4394412

Digital Replay through August 26, 2010:
Toll-Free (United States):   1-888-203-1112
International:               1-719-457-0820
Passcode:                    4394412

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "ARPU" is defined as average revenue per user.

(3) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(4) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                           SPARK NETWORKS, INC.
                              BALANCE SHEET
                    (in thousands, except share data)

                                                  June 30,    December 31,
                                                ------------  ------------
                                                    2010          2009
                                                ------------  ------------
Assets                                          (Unaudited)

Current assets:
 Cash and cash equivalents                      $      9,688  $      6,223
 Restricted cash                                         731           681
 Accounts receivable                                     751           684
 Deferred tax asset - current                            222           221
 Prepaid expenses and other                              799           853
                                                ------------  ------------
   Total current assets                               12,191         8,662
Property and equipment, net                            2,374         2,277
Goodwill                                               8,597         8,758
Intangible assets, net                                 3,385         3,586
Deferred tax asset - non-current                       4,708         4,707
Deposits and other assets                                311         1,866
                                                ------------  ------------
     Total assets                               $     31,566  $     29,856
                                                ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                               $        642  $      1,415
 Accrued liabilities                                   4,326         4,232
 Deferred revenue                                      3,769         4,244
                                                ------------  ------------
   Total current liabilities                           8,737         9,891
Deferred tax liability                                   701           663
Other liabilities non-current                            997           978
                                                ------------  ------------
   Total liabilities                                  10,435        11,532
Commitments and contingencies                             --            --
Stockholders' equity:
   Authorized capital stock consists of
    100,000,000 Common Stock, $0.001 par value;
    issued and outstanding 20,587,336 at June
    30, 2010 and 20,581,544 shares as of
    December 31, 2009, at stated values of:               21            21
   Additional paid-in-capital                         49,813        48,813
   Accumulated other comprehensive income                593           638
   Accumulated deficit                               (29,296)      (31,148)
                                                ------------  ------------
   Total stockholders' equity                         21,131        18,324
                                                ------------  ------------
     Total liabilities and stockholders' equity $     31,566  $     29,856
                                                ============  ============

                           SPARK NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share data)

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2010      2009      2010      2009
                                    --------- --------  --------- --------

Revenue                             $  10,289 $ 11,242  $  20,826 $ 23,274

Cost and expenses:
 Cost of revenue (exclusive of
  depreciation shown separately
  below)                                3,384    3,755      6,541    7,410
 Sales & marketing                        851      837      1,934    1,758
 Customer service                         382      437        778      982
 Technical operations                     315      393        678      786
 Development                              778    1,055      1,559    2,322
 General and administrative             2,538    2,453      5,325    5,226
 Depreciation                             222      195        457      401
 Amortization of intangible assets        104      187        226      371
 Impairment of goodwill, long-lived
  assets and other assets                   -        -        121      880
                                    --------- --------  --------- --------
Total cost and expenses                 8,574    9,312     17,619   20,136

Operating income                        1,715    1,930      3,207    3,138

Interest expense (income) and
 other, net                               241   (1,885)       200   (1,393)
                                    --------- --------  --------- --------

Income before income taxes              1,474    3,815      3,007    4,531

Provision for income taxes                551    1,928      1,155    2,334
                                    --------- --------  --------- --------

Net income                          $     923 $  1,887  $   1,852 $  2,197
                                    ========= ========  ========= ========

Net income per share - basic and
 diluted                            $    0.04 $   0.09  $    0.09 $   0.11
                                    --------- --------  --------- --------
Weighted average shares outstanding
 - basic                               20,587   20,568     20,584   20,558
Weighted average shares outstanding
 - diluted                             20,598   20,574     20,587   20,566

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------- -------------------
Stock-Based Compensation              2010      2009      2010      2009
                                    --------- --------- --------- ---------
        (in thousands)
Cost of revenue                             3         2         4        12
Sales and marketing                        42        43       159        91
Customer service                            -         2         2         7
Technical operations                       31        37       105        77
Development                                15        21        27        62
General and administrative                181       163       685       344

Reconciliation of Net Income to Adjusted EBITDA

                                    Three Months Ended   Six Months Ended
                                    ------------------  ------------------
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2010      2009      2010      2009
                                    --------- --------  --------- --------
Net income                          $     923 $  1,887  $   1,852 $  2,197
Interest                                   51      124        102      193
Taxes                                     551    1,928      1,155    2,334
Depreciation                              222      195        457      400
Amortization                              104      187        226      371
                                    --------- --------  --------- --------
EBITDA                                  1,851    4,321      3,792    5,495
Stock based compensation                  272      268        982      593
Impairment of goodwill                     --       --        121      880
Non-cash currency translation
 adjustments                              192     (294)       118      128
Non-repetitive property possession         --   (1,742)        --   (1,742)
                                    --------- --------  --------- --------
Adjusted EBITDA                     $   2,315 $  2,553  $   5,013 $  5,354

                           SPARK NETWORKS, INC.
                      SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------- -------------------
                                      2010      2009      2010      2009
                                    --------- --------- --------- ---------

Net Revenue
Jewish Networks                     $   6,664 $   7,064 $  13,744 $  14,647
Other Affinity Networks                 2,778     3,306     5,752     6,603
General Market Networks                   298       701       668     1,641
Offline & Other Businesses                549       171       662       383
                                    --------- --------- --------- ---------
   Total Net Revenue                $  10,289 $  11,242 $  20,826 $  23,274
                                    ========= ========= ========= =========

Direct Marketing Expenses
Jewish Networks                     $     532 $     596 $   1,039 $   1,159
Other Affinity Networks                 1,541     2,192     3,255     4,157
General Market Networks                   147       148       286       421
Offline & Other Businesses                391        48       434        97
                                    --------- --------- --------- ---------
   Total Direct Marketing Expenses  $   2,611 $   2,984 $   5,014 $   5,834
                                    ========= ========= ========= =========

Contribution
Jewish Networks                     $   6,132 $   6,468 $  12,705 $  13,488
Other Affinity Networks                 1,237     1,114     2,497     2,446
General Market Networks                   151       553       382     1,220
Offline & Other Businesses                158       123       228       286
                                    --------- --------- --------- ---------
   Total Contribution               $   7,678 $   8,258 $  15,812 $  17,440
                                    ========= ========= ========= =========

Average Paying Subscribers
Jewish Networks                        89,055    82,769    91,145    83,706
Other Affinity Networks                64,083    65,409    66,104    64,901
General Market Networks                 6,434    14,022     7,124    15,916
Offline & Other Businesses                667     1,017       664     1,087
                                    --------- --------- --------- ---------
   Total Average Paying Subscribers   160,239   163,217   165,037   165,610
                                    ========= ========= ========= =========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net